Exhibit 1(a)

                                                                     EXHIBIT B



                         ELIZABETHTOWN WATER COMPANY


                              PURCHASE AGREEMENT


          AGREEMENT made this ____ day of ________, 199_ between ELIZABETHTOWN WATER COMPANY, a corporation organized and existing under the laws of the State of New Jersey (the "Company"), and the several persons, firms and corporations (the "Purchasers") named in Exhibit A attached to the form of bid to which this agreement is annexed as Exhibit B (the "Bid").


                            W I T N E S S E T H :


          WHEREAS, the Company proposes to issue and sell _______ shares of a new series of its Cumulative Preferred Stock_____, $___ par value ("Preferred Stock") to accrue dividends at the rate specified in Section 1 of the Bid; and

          WHEREAS, the Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules and Regulations"), a registration statement on Form S-3 (No. 33-______) relating to the issuance and sale of the Preferred Stock and such registration statement, as amended and supplemented to the date hereof, including the financial statements and exhibits thereto, has become effective (the "Registration Statement") (the prospectus forming a part of said Registration Statement as it heretofore became effective, including the documents incorporated therein by reference, being referred to herein as the "Bidding Prospectus"); and

          WHEREAS, such Bidding Prospectus is to be supplemented by a prospectus supplement which will include certain information relating to the Purchasers and the terms of offering of the Preferred Stock and which will (together with the Bidding Prospectus) be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the Bidding Prospectus as so supplemented, including the documents incorporated therein by reference, being referred to herein as the "Prospectus");

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties as follows:

          SECTION 1. Purchase and Sale. On the basis of the representations and warranties and on the terms and subject to the conditions herein set forth, the Company agrees to sell to each of the Purchasers named in Exhibit A attached to the Bid, severally and not jointly, and each such Purchaser agrees, severally and not jointly, to purchase from the Company, the respective number of shares of Preferred Stock set forth in said Exhibit A opposite the name of such Purchaser at the price specified in Section 2 of the Bid (the "Purchase Price"). For the services of the several Purchasers in purchasing the Preferred Stock and, if the Purchasers make a public offering of the Preferred Stock, for their services with respect to such offering, the Company agrees to pay to the Representative, for the respective accounts of the Purchasers, as compensation for such services, the amount per share of Preferred Stock specified in Section 3 of the Bid (the "Purchasers' Compensation").


           SECTION 2. Payment and Delivery. Payment of the Purchase Price shall be made to the Company or its order by certified or official bank check payable in New York Clearinghouse Funds, at the office of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, N.Y., upon the delivery of certificates representing the Preferred Stock at said office to the Representative for the respective accounts of the several Purchasers, registered in such names as the Representative shall request. Such payment and delivery shall be made at 10:00 A.M., New York Time, on the fifth business day following the date hereof, or at such time on such date as shall be agreed upon by the Company and the Representative. The time at which delivery and payment are to be made is herein called the "Time of Purchase". Concurrently with payment of the Purchase Price and delivery of the Preferred Stock, payment of the Purchaser's Compensation shall be made by the Company to the Representative for the respective accounts of the Purchasers, against receipt therefor, by certified or official bank check to the Representative or its order, payable in New York Clearinghouse Funds.

          The Company agrees to make the certificates representing the Preferred Stock available for inspection, checking and packaging by the Representative in New York, New York at least 24 hours prior to the Time of Purchase.

          The funds represented by any check or checks delivered by a Purchaser or Purchasers, at the request of the Company, with the form of bid by or on behalf of such Purchaser or Purchasers shall be held by the Company as security for the faithful performance by the Purchaser or Purchasers of its or their obligations hereunder until disposed of as hereinafter provided in this Section 2. Upon registration of the Preferred Stock pursuant to the provisions of this Section 2, such amount so deposited shall be applied to the payment of the purchase price of the Preferred Stock, but only if simultaneously therewith the balance of the purchase price shall be paid by the Purchaser or Purchasers as provided herein. In the event that this agreement shall be terminated in accordance with the provisions of Section 3 or 4 hereof, the deposit made by such Purchaser or Purchasers shall forthwith be returned without interest. In the event that such Purchaser or Purchasers shall fail or refuse, otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of their obligation hereunder, to purchase and pay for the Preferred Stock as provided in Section 1 hereof, the deposit, if any, made by such Purchaser or Purchasers shall become the property of the Company, as liquidated damages, free of any claim on the part of such Purchaser or Purchasers, without prejudice, however, to any other rights of the Company hereunder; provided, however, that in the event that, pursuant to the provisions of Section 9 hereof, other persons take up and pay for all the Preferred Stock agreed to be purchased by all defaulting Purchasers, the Company shall forthwith return the amount of the deposits of all of such defaulting Purchasers to the Representative, less the amount of any expenses of the Company caused by the failure or refusal of such Purchasers to purchase and pay for the Preferred Stock.

          SECTION 3. Termination by Representative. This agreement may be terminated at any time at or prior to the Time of Purchase by the Representative giving notice thereof to the Company if:

          (a) At the Time of Purchase, the Representative shall not have been furnished with the following opinions and letter:

               (1) Opinion of Walter M. Braswell, Esq., Vice President, General Counsel and Secretary of the Company, substantially in the form attached hereto;

               (2) Opinion of Winthrop, Stimson, Putnam & Roberts, of New York, N.Y., of counsel for the Company, substantially in the form attached hereto;




               (3) Opinion of McCarter & English of Newark, N.J., counsel for the Purchasers, substantially in the form attached hereto;

               (4) Letter dated the Time of Purchase from Deloitte & Touche to the effect that: [(i) they are independent certified public accountants with respect to the Company and its subsidiary within the meaning of the Act and the Rules and Regulations thereunder;
          (ii) in their opinion, the consolidated financial statements audited by them and incorporated by reference in the Registration Statements and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934, as amended ("Exchange Act"), as applicable, and the published rules and regulations of the Commission thereunder; (iii) on the basis of procedures referred to in such letter, including a review as described in SAS No. 71, Interim Financial Information, of the latest available interim unaudited consolidated financial statements of the Company, and inquiries of certain officers of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche make no representations as to the sufficiency of such procedures for the several Purchasers' purposes), nothing has caused them to believe that: (A) any material modifications should be made to such interim unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles; (B) at a specified date not more than five days prior to the date of such letter there was any change in the capital stock (except for capital contributions from E'town Corporation) or long-term debt of the Company, as compared with amounts shown in the ____________, ____ consolidated balance sheet incorporated by reference in the Registration Statement and the Prospectus, except for changes or decreases which the Prospectus discloses have occurred or may occur; (C) there was any decrease in consolidated net assets at ___________, ____ as compared with amounts shown in the ____________, ____ consolidated balance sheet incorporated by reference in the Registration Statement and the Prospectus, except for changes or decreases which the Prospectus and information incorporated by reference therein discloses have occurred or may occur; (D) for the ____ months ending __________, ____, there was any decrease, as compared with the corresponding period of the previous year, in consolidated revenues, or net income, except in all cases for changes or decreases that the Prospectus and information incorporated by reference therein discloses have occurred or may occur or as may be set forth in such letter;
          and (E) they have carried out certain procedures and made certain findings, as specified in such letter, with respect to such other items included or incorporated by reference in the Registration Statement and the Prospectus as the Representative may have reasonably requested].

          (b) Since the respective dates as of which information is given in the Prospectus, there shall have been a material adverse change (not referred to in or contemplated by the Registration Statements or Prospectus) in the business, properties or financial condition of the Company or the representations and warranties of the Company contained herein shall not be true and correct at the Time of Purchase; or at the Time of Purchase, the Representative shall not have received a certificate, dated the Time of Purchase, signed by an officer of the Company to the effect that there has been no such change and that such representations and warranties are then true and correct.

          (c) An amendment to the Registration Statement or Prospectus filed after the date hereof (including any documents incorporated therein by reference) shall contain information substantially different (except as contemplated in Section 11 hereof) from that contained in the Registration Statement as amended prior to the effectiveness of this agreement and which is unsatisfactory to counsel for the Purchasers.

          (d) Prior to 8:00 P.M., New York Time, on the first full business day after the date hereof, or such later time and day as the Representative may from time to time consent to, appropriate order or orders of the Board of Regulatory Commissioners of the State of New Jersey, necessary to permit the issuance and sale of the Preferred Stock as contemplated hereby, shall not be in effect; or, prior to the Time of Purchase, a stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission or proceedings therefor initiated.

          (e) The Company shall not have performed such of its obligations under this agreement as are to be performed at or before the Time of Purchase by the terms hereof.

          (f) Prior to the Time of Purchase, with the consent of the Purchasers (including the Representative) which have agreed to purchase in the aggregate fifty percent or more of the shares of the Preferred Stock to be purchased hereunder, if the marketability of the Preferred Stock shall have been, in the reasonable judgment of the Purchasers, materially adversely affected by reason of: (i) the general suspension of trading on the New York Stock Exchange or the imposition of material restrictions upon trading in securities generally by any governmental authority or by the New York Stock Exchange, (ii) the establishment of a general banking moratorium by Federal or New York State authorities; or
     (iii) the declaration of a war directly involving the United States of America, or the occurrence of any other national calamity, or the major escalation of any conflict involving the armed forces of the United States of America; the right of the Representative to terminate this agreement because of the occurrence of any one or more of the events specified in this Section 3(f) shall not be deemed to have been waived or otherwise relinquished by reason of any failure on its part to give the required notice of termination prior to the time such event shall have ceased to exist, provided such notice of termination shall have been given by not later than the Time of Purchase.

          SECTION 4. Termination by Company. This agreement may be terminated at any time at or prior to the Time of Purchase by the Company giving notice thereof to the Representative if the Representative would have the right, pursuant to the provisions of Section 3(d) hereof, to terminate by giving notice, whether or not the Representative shall exercise such right.

          SECTION 5. Certain Covenants of the Company. The Company covenants as follows:

          (a) As soon as the Company is advised thereof, to advise the Representative by telephone or otherwise of any request made by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto or of the issue of a stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose and, if such a stop order should be issued by the Commission, to make every reasonable effort to obtain the lifting or removal thereof as soon as possible.

          (b) To furnish to the Representative a copy, certified by an officer of the Company or signed, of the Registration Statement referred to in the second WHEREAS clause hereof as initially filed with the Commission and of all amendments thereto (including exhibits other than those incorporated by reference), and to furnish to the Representative sufficient plain copies thereof (exclusive of exhibits) for distribution of one to each of the other Purchasers.


          (c) To deliver to each of the Purchasers, without charge, as soon as practicable as many copies of the Prospectus (excluding the documents incorporated therein by reference) as the Representative may reasonably request.

          (d) For such period after the effectiveness of this agreement as any Purchaser may be required by law to deliver a prospectus, if any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to correct an untrue statement of a material fact, or an omission to state a material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend the Prospectus to comply with any law, forthwith to prepare and furnish (at the Company's expense for a period of nine months after the date of the Prospectus and thereafter at the expense of such Purchaser or Purchasers) to the Purchasers and to dealers (whose names and addresses will be furnished to the Company by the Representative), either amendments to the Prospectus or supplemental information (which may be in the form of documents incorporated therein by reference), so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

          (e) It will make generally available to its security holders, as soon as practicable, an earning statement covering a period of at least twelve months beginning after the "effective date of the Registration Statement" within the meaning of Rule 158 of the Rules and Regulations, which earning statement shall be in such form, and be made generally available to security holders in such a manner, so as to comply with the requirements of Section 11(a) of the Act and Rule 158 promulgated under the Act.

          (f) To use its best efforts to qualify the Preferred Stock for offer and sale under the securities or blue sky laws of such jurisdictions as the Representative may designate, provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or to comply with any other requirements deemed by the Company to be unduly burdensome.

          (g) To pay all expenses, fees and taxes (other than transfer taxes) in connection with (1) the preparation and filing of the Registration Statement and Prospectus, (2) the issue and delivery of the Preferred Stock to the Purchasers, (3) the qualification of the Preferred Stock for offer and sale under securities or blue sky laws (including fees of counsel for the Purchasers) in the aggregate not exceeding $6,000, and (4) expenses incurred in obtaining ratings for the Preferred Stock.

          (h) If this agreement shall be terminated in accordance with the provisions of Section 3 (other than subdivision (f) thereof) or
     Section 4 hereof, to reimburse the Purchasers for the reasonable fees and disbursements of McCarter & English and reasonable documented out-of-pocket expenses, not in excess of an aggregate of $5,000, reasonably incurred by them in connection with the transactions contemplated by this agreement.

          SECTION 6.  Warranties of and Indemnity by the Company.

          (a) The Company warrants and represents to each of the Purchasers that (i) when the Registration Statement became effective, such Registration Statement complied, and, as of its issue date, the Prospectus complies as to form in all material respects with the applicable provisions of the Act and the documents incorporated therein by reference, as of their respective dates of filing with the Commission, so complied with the Exchange Act and the rules and regulations of the Commission; the Registration Statement, when it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its issue date and as of the Time of Purchase, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the Company makes no warranty or representation to any Purchaser with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representative on behalf of, any Purchaser expressly for use in the Registration Statement or the Prospectus and (ii) the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party, or of the Company's certificate of incorporation or by-laws or, to the best of its knowledge, any order, rule or regulation applicable to the Company of any court or of any Federal or State regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over its properties.

          (b) The Company agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any such Purchaser within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Purchasers and such controlling person or persons, if any, for any reasonable legal or other expenses incurred by them in connection with defending any actions, in so far as such losses, claims, damages, liabilities or actions arise out of, or are based upon, any alleged untrue statement of a material fact contained in a preliminary prospectus (if used prior to the effective date of the Registration Statement), or in the Bidding Prospectus, or in the Registration Statement or the Prospectus, or in the Registration Statement or Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been filed by the Company with the Commission), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, (1) that if the Prospectus or the Prospectus as amended or supplemented is used more than nine months after the effective date of the Registration Statement, it shall contain such amendments or supplements as the Company deems necessary to comply with Section 10(a) of the Act; (2) that the indemnity agreement contained in this paragraph shall not apply to any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission, or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by, or through the Representative on behalf of, any Purchaser expressly for use therein; and (3) that the indemnity agreement contained in this paragraph with respect to a preliminary prospectus, the Bidding Prospectus or the Prospectus shall not inure to the benefit of any Purchaser (or of any person controlling such Purchaser) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Preferred Stock to any person if (i) in the case of a preliminary prospectus or the Bidding Prospectus, a copy of the Prospectus, as the same may then be amended or supplemented (excluding documents incorporated by reference therein), shall not have been sent or given to such person by or on behalf of such Purchaser with or prior to the written confirmation of the sale involved, or (ii) if in the case of the Prospectus, a copy of any amendment or supplement thereto furnished prior to the Time of Purchase in accordance with Section 5(e) (excluding documents incorporated by reference in the Prospectus) shall not have been sent or given to such person by or on behalf of such Purchaser prior to the Time of Purchase. Each Purchaser agrees within ten days after the receipt by it of notice of the commencement of any action in respect of which indemnity from the Company on account of its agreement contained in this Section may be sought by it, or by any person controlling it, to notify the Company in writing of the commencement thereof, but the omission of such Purchaser so to notify the Company of any such action shall not release the Company from any liability which it may have to such Purchaser or to such controlling person otherwise than on account of the indemnity agreement contained in this Section. In case any such action shall be brought against any Purchaser or any such person controlling such Purchaser and such Purchaser shall notify the Company of the commencement thereof, as above provided, the Company shall be entitled to participate in (and, to the extent that it shall wish, including the selection of counsel satisfactory to the indemnified party or parties, to direct) the defense thereof at its own expense. In case the Company elects to direct such defense and select such counsel, any Purchaser or controlling person shall have the right to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of such Purchaser or controlling person unless the employment of such counsel has been authorized in writing by the Company in connection with defending such action. The Company shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Company, or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless any Purchaser and any such controlling person from and against any loss or liability by reason of such settlement or judgment.

          The Company's indemnity agreement contained in this Section, and its covenants, warranties and representations contained in this agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser or controlling person, and the Company's indemnity agreement and covenants shall survive the delivery of any payment for the Preferred Stock hereunder and any termination of this agreement pursuant to any provision hereof or otherwise.

          SECTION 7.  Warranties of and Indemnity by Purchasers.

          (a) Each Purchaser warrants and represents to the Company (including for the purpose of this Section, each of its directors and such of its officers as shall have signed the Registration Statement) and to each other Purchaser that the information furnished in writing to the Company by, or through the Representative on behalf of, such Purchaser expressly for use in the Registration Statement or the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

          (b) Each Purchaser agrees to indemnify and hold harmless the Company, each other Purchaser and each person, if any, who controls the Company or any such other Purchaser within the meaning of Section 15 of the Act, to the same extent as the indemnity agreement of the Company set forth in Section 6(b) hereof, but only in respect of statements in or omissions from information furnished in writing to the Company by, or through the Representative on behalf of, such Purchaser expressly for use in the Registration Statement or a prospectus of the Company. Each Purchaser hereby furnishes to the Company in writing expressly for such use the statements relating to offerings by the Purchasers and the statements as to over-allotting and stabilizing by the Purchasers in the Prospectus.

          The indemnity agreement on the part of each Purchaser contained in this Section, and the warranties and representations of such Purchaser contained in this agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any Purchaser or controlling person, and such Purchaser's indemnity agreement and covenants shall survive the delivery of and payment for the Preferred Stock hereunder and any termination of this agreement pursuant to any provision hereof or otherwise.

          SECTION 8.  Contribution.  If the indemnification provided for in
Section 6(b) or Section 7(b) hereof is unavailable or insufficient to hold harmless an indemnified party under such Section 6(b) or Section 7(b) hereof, then each indemnifying party in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in such
Section 6(b) or Section 7(b) hereof, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Preferred Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

          The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this
Section 8 were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable to an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this Section 8. Notwithstanding the provisions of this Section 8, the Purchasers shall not be required to contribute any amount in excess of the amount by which the total price at which the Preferred Stock underwritten by the Purchasers and distributed to the public were offered to the public exceeds the amount of any damages that the Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          The provisions of this Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any Purchaser or controlling person, and such agreement shall survive the delivery of and payment for the Preferred Stock hereunder and any termination of this agreement pursuant to any provision hereof or otherwise.

          SECTION 9. Substitution of Purchasers. If any Purchaser under this agreement shall fail or refuse (this agreement not having been terminated in accordance with the provisions of Section 3 or 4 hereof) to purchase the number of shares of Preferred Stock which it has agreed to purchase, the Company shall immediately notify the Representative by telephone or otherwise, and the Representative may, within 24 hours of receipt of such notice, procure some other responsible party or parties, satisfactory to the Company (it being understood that any of the non-defaulting Purchasers are satisfactory to the Company), to purchase or agree to purchase such number of shares of Preferred Stock on the terms herein set forth; and, if the Representative shall fail to procure a satisfactory party or parties to purchase or agree to purchase such number of shares of Preferred Stock on such terms within such period after the receipt of such notice, then the Company shall be entitled to an additional period of 24 hours within which to procure another party or parties to purchase or agree to purchase such number of shares of Preferred Stock on the terms herein set forth. In any case, either the Representative or the Company shall have the right to postpone the Time of Purchase for a period not to exceed five full business days from the date determined as provided in Section 2 hereof, in order that the necessary changes in the Registration Statement and Prospectus and any other documents and arrangements may be effected. If the Representative and the Company shall fail to procure another party or parties as above provided, then this agreement may be terminated by the Company by giving notice to the Representative. If the Company shall not so elect to terminate this agreement, the Company shall have the right to require the remaining Purchasers to purchase the respective number of shares of Preferred Stock which they have agreed to purchase hereunder irrespective of the default as aforesaid, and, in addition, the number of shares of Preferred Stock which all defaulting Purchasers shall have so failed to purchase up to ten per centum of the respective number of shares of Preferred Stock which such remaining Purchasers have otherwise agreed to purchase hereunder, in which event the Company shall, within 24 hours after such second 24-hour period, give notice in writing thereof to such remaining Purchasers, and thereupon the Time of Purchase shall be postponed for a period not to exceed five full business days in order that the necessary changes in the Registration Statement and Prospectus and any other documents and arrangements may be effected.

          Nothing herein contained shall relieve any defaulting Purchaser of its liability to the Company for damages occasioned by its default hereunder.

          SECTION 10. Effect of Termination. If this agreement shall be terminated in accordance with the provisions of Section 3, 4 or 9 hereof, or if the sale of the Preferred Stock to the Purchasers as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this agreement (except as provided in Sections 6 and 8 hereof) and shall not be liable to any Purchaser or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this agreement and the Purchasers (other than a Purchaser who shall have failed or refused to purchase Preferred Stock without some reason sufficient to justify its termination of its obligations hereunder) shall be under no liability to the Company nor be under any liability under this agreement to one another.

          SECTION 11. Action by Purchasers. The Purchasers agree to furnish forthwith to the Company, in writing, (i) such information as to the Purchasers and the terms of offering by them as is required to complete the Prospectus and to enable the Company to comply with its undertakings contained in the Registration Statement and herein to file amendments to the Registration Statement and supplements to the Prospectus and (ii) such further information, if any, as may be required to be furnished by the Company to the Board of Regulatory Commissioners of the State of New Jersey.

          SECTION 12. Notices. All notices hereunder shall, unless otherwise expressly permitted, be in writing and be delivered at, mailed to or sent by telegram to, the following addresses: if to the Purchasers or the Representative, to the Representative at the address set forth in the Bid, and, if to the Company, to the Company at 600 South Avenue, Westfield, N.J. 07091-0788.

          SECTION 13. Parties in Interest. The agreement herein set forth has been and is made solely for the benefit of the Purchasers and the Company (including, for the purposes of Section 7, the directors thereof and such of the officers thereof as shall have signed the Registration Statements), and the controlling persons, if any, referred to in Sections 6 and 7 hereof, and their respective successors, assigns, executors and administrators, and, subject to the provisions of Section 9 hereof, no other person shall acquire or have any right under or by virtue of this agreement.



          SECTION 14. Definitions of Certain Terms. If there be two or more persons, firms or corporations named in Exhibit A attached to the Bid, the term "Purchasers", as used herein, shall be deemed to mean the several persons, firms or corporations so named (including the Representative herein mentioned, if so named), and the term "Representative", as used herein, shall be deemed to mean the representative or representatives designated by the Purchasers and by whom or on whose behalf the Bid is signed. All obligations of the Purchasers hereunder are several and not joint. If there shall be only one person, firm or corporation named in said Exhibit A, the term "Purchasers" and the term "Representative", as used herein, shall mean such person, firm or corporation.

          SECTION 15. Miscellaneous. The validity and interpretation of this agreement shall be governed by the laws of the State of New Jersey.

           [Form of Opinion of Walter M. Braswell, Vice President,
                General Counsel and Secretary of the Company]





                               _______ __, 199_



[Representative]
and the other Purchaser(s) named in the accepted
     Form of Bid dated _______ __, 199_ submitted with respect to _______ shares of $_____ Cumulative Preferred Stock_____, $___ par value of Elizabethtown Water Company


Ladies and Gentlemen:

          In connection with your purchase from Elizabethtown Water Company (the "Company") of _______ shares of the Company's $_____ Cumulative Preferred Stock_____, $___ par value ("Preferred Stock"), pursuant to the Form of Bid and the Purchase Agreement annexed thereto dated _______ __, 199_ (together, the "Form of Bid"), I have examined, as Vice President, General Counsel and Secretary of the Company, among other things, the accepted Form of Bid; the Registration Statement and the Prospectus relating to the Preferred Stock; the other documents described in the closing memorandum delivered at the closing; and such other documents and papers as I deemed relevant to enable me to render this opinion. I have not examined the Preferred Stock, except a specimen thereof, and am relying upon a certificate of the Transfer Agent and Registrar as to the execution and countersignature thereof. In such examination I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents. Unless the context otherwise requires, the terms used herein which are defined in the Form of Bid are used herein as so defined.

          I am admitted to the bar of the State of New Jersey, and do not hold myself out as an expert on the laws of any other jurisdiction. As to all matters relating to the laws of the State of New York or the United States of America, I have, for purposes of this opinion relied upon the opinion addressed to you of Winthrop, Stimson, Putnam & Roberts, special counsel to the Company. I believe that such opinion is satisfactory and that you are justified in relying thereon, and I, on my part, have relied thereon to the extent that it relates to such matters.

          Subject to the foregoing, I am of the opinion that:

          1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey and has due corporate authority to carry on the public utility business in which it is engaged and to own and operate the properties used by it in such business.

          2. A certificate of amendment amending the Company's certificate of incorporation and authorizing and establishing the terms of the Preferred Stock has been duly filed in the office of the Secretary of State of the State of New Jersey and is effective; the Preferred Stock has been duly and validly authorized, and, when issued and delivered to and paid for by the Purchasers pursuant to the Form of Bid, will be validly issued, fully paid and non-assessable; and the certificates for the Preferred Stock are in valid and sufficient form.


          3. The Board of Regulatory Commissioners of the State of New Jersey has issued an appropriate order with respect to the issuance of the Preferred Stock, and such order is in full force and effect on the date hereof; such order is sufficient for, and no other approval or consent of or filing with any other governmental body (other than in connection or compliance with the provisions of the securities or "blue sky" laws of any jurisdiction, as to which I express no opinion) is legally required in connection with, the execution and delivery by the Company of the Form of Bid or the issuance of the Preferred Stock.

          4. The Company has full power and authority to execute the Form of Bid, and the Form of Bid has been duly authorized, executed and delivered by the Company.

          5. The execution and delivery of the Preferred Stock and the Form of Bid, and the fulfillment of the terms thereof by the Company, will not result in a breach of any of the terms or provisions of, or constitute a default under any provision of the Company's certificate of incorporation or by-laws or any indenture, mortgage, deed of trust or other agreement or instrument, of which I have knowledge, to which the Company is now a party or, to the best of my knowledge, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties.

          6. The Preferred Stock and the provisions of the Company's certificate of incorporation conform in all material respects as to legal matters to the statements concerning them contained in the Prospectus under "Description of Preferred Stock" and "Supplemental Description of Preferred Stock".

          I have no knowledge of any litigation, pending or threatened, which challenges the validity of the Preferred Stock or the Form of Bid, or which seeks to enjoin the performance of the Company's obligations thereunder or which might have a material adverse effect on the business, properties or financial condition of the Company except as disclosed in or contemplated by the Prospectus.

          While I have examined the Registration Statement and the Prospectus, I necessarily assume the correctness and completeness of the statements made and information included therein and take no responsibility therefor, except insofar as such statements relate to me and as set forth in paragraph 6 above. In connection with the preparation of the Registration Statement and the Prospectus, I have had discussions with certain of the Company's officers and representatives, with special counsel for the Company, and with Deloitte & Touche, the independent public accountants who audited certain of the financial statements included in the Registration Statement. My examination of the Registration Statement and the Prospectus and our discussions did not disclose to me any information that gives me reason to believe that information with respect to the Company included in the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that such information included in the Prospectus, at its issue date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. I do not express any belief as to the financial statements or other financial or statistical data contained in the Registration Statement or Prospectus.

          This opinion is addressed to you and is rendered solely for your benefit and may not be relied upon in any manner by any other person (other than Winthrop, Stimson, Putnam & Roberts and McCarter & English to the extent stated in their respective opinions to you of even date herewith) without my prior written consent.

                              Very truly yours,



                              Walter M. Braswell
                              Vice President, Secretary and
                              General Counsel

           [Form of Opinion of Winthrop, Stimson, Putnam & Roberts]





                              ________ __, 199_



[Representative]
and the other Purchaser(s) named in the accepted
     Form of Bid dated ________ __, 199_ submitted with respect to ________ shares of $____
     Cumulative Preferred Stock_____, $___ par value of Elizabethtown Water Company


Ladies and Gentlemen:

          We have acted as special counsel to Elizabethtown Water Company (the "Company") in connection with your purchase from the Company of _______ shares of the Company's $_____ Cumulative Preferred Stock_____, $___ par value ("Preferred Stock"), pursuant to the Form of Bid and the Purchase Agreement annexed thereto dated ________ __, 199_ (together, the "Form of Bid"). In connection therewith, we have examined, among other things, the accepted Form of Bid; the Registration Statement and the Prospectus relating to the Preferred Stock; the other documents described in the closing memorandum as delivered at the closing of the sale of the Preferred Stock; and such other documents and papers as we deemed relevant to enable us to render this opinion. We have not examined the Preferred Stock, except a specimen thereof, and are relying upon a certificate of the Transfer Agent and Registrar as to the execution and countersignature thereof. In such examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. Unless the context otherwise requires, the terms used herein which are defined in the Form of Bid are used herein as so defined.

          We are members of the bar of the State of New York and for purposes of this opinion do not hold ourselves out as experts on the laws of any jurisdictions other than the State of New York and the United States of America. In rendering this opinion we have relied with respect to all matters relating to the laws of the State of New Jersey upon the opinion of even date herewith of Walter M. Braswell, Vice President, General Counsel and Secretary of the Company. We believe that such opinion is satisfactory and that you are justified in relying thereon, and we, on our part, have relied thereon.

          Subject to the foregoing, we are of the opinion that:

          1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey and has due corporate authority to carry on the public utility business in which it is engaged and to own and operate the properties used by it in such business.

          2. A certificate of amendment amending the Company's certificate of incorporation and authorizing and establishing the terms of the Preferred Stock has been duly filed in the office of the Secretary of State of the State of New Jersey and is effective; the Preferred Stock has been duly and validly authorized, and, when issued and delivered and paid for by the Purchasers pursuant to the Form of Bid, will be validly issued, fully paid and non-assessable; and the certificates for the Preferred Stock are in valid and sufficient form.

          3. The Board of Regulatory Commissioners of the State of New Jersey has issued an appropriate order with respect to the issuance of the Preferred Stock, and such order is in full force and effect on the date hereof; such order is sufficient for, and no other approval or consent of any other governmental body (other than in connection or compliance with the provisions of the securities or "blue sky" laws of any jurisdiction, as to which we express no opinion) is legally required in connection with, the execution of the Form of Bid or the issuance of the Preferred Stock.

          4. The Company has full power and authority to execute the Form of Bid, and the Form of Bid has been duly authorized, executed and delivered by the Company.

          5. The Preferred Stock and the provisions of the Company's certificate of incorporation conform in all material respects as to legal matters to the statements concerning them contained in the Prospectus under "Description of Preferred Stock" and "Supplemental Description of Preferred Stock".

          6. The execution and delivery of the Preferred Stock and the Form of Bid, and the fulfillment of the terms thereof, by the Company will not result in a breach of any of the terms or provisions of, or constitute a default under any provision of, the Company's certificate of incorporation or by-laws or any indenture, mortgage, deed of trust or other agreement or instrument governing indebtedness of the Company, of which we have knowledge, to which the Company is now a party.

          7. The Registration Statement, at the time it became effective, and the Prospectus, at its issue date, (except in each case as to the financial statements and other financial or statistical data contained therein, upon which we do not pass) complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the documents or portions thereof filed with the Commission pursuant to the Exchange Act and incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 as of their respective dates of filing with the Commission, so complied with the Exchange Act and, in each case, the applicable instructions, rules and regulations of the Commission thereunder, or pursuant to said instructions, rules and regulations, are deemed to comply therewith; the Registration Statement is effective under the Securities Act, and, to the best of our knowledge, no proceedings for a stop order with respect thereto are pending or threatened under Section 8(d) of the Securities Act.

          In passing upon the form of the Registration Statement and the form of the Prospectus, we necessarily assume the correctness and completeness of the statements made by the Company and information included therein and take no responsibility therefor, except insofar as such statements relate to us and as set forth in paragraph 5 above. In connection with the preparation of the Registration Statement and the Prospectus, we have had discussions with certain of the Company's officers and representatives and with Deloitte & Touche, the independent public accountants who audited certain of the financial statements included in the Registration Statement. Our examination of the Registration Statement and the Prospectus and our discussions did not disclose to us any information that gives us reason to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at its issue date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not express any belief as to the financial statements or other financial or statistical data contained in the Registration Statement or Prospectus.

          This opinion is addressed to you and has been rendered solely for your benefit and no other person (other than Mr. Braswell to the extent set forth in his opinion mentioned above) is entitled to rely hereon without our prior written consent.

                                   Very truly yours,

                   [Form of Opinion of McCarter & English]




                              ________ __, 199_



[Representative]
and the other Purchaser(s) named in the
     accepted Form of Bid dated ________ __, 199_ submitted with respect to _______ shares of $____
     Cumulative Preferred Stock_____, $___ par value of Elizabethtown Water Company

Ladies and Gentlemen:

          We have acted as your counsel in connection with the purchase by you of _______ shares of $____ Cumulative Preferred Stock_____, $___ par value (the "Preferred Stock") of Elizabethtown Water Company (the "Company"), pursuant to the accepted Form of Bid and Purchase Agreement annexed thereto dated ________ __, 199_ (collectively, the "Form of Bid") between you and the Company. In connection therewith, we have examined, among other things, the accepted Form of Bid; the Registration Statement and the Prospectus relating to the Preferred Stock; the other documents described in the closing memorandum as delivered at the closing of the sale of the Preferred Stock; and such other documents and papers as we deemed relevant to enable us to render this opinion. We have not examined the Preferred Stock, except a specimen thereof, and are relying upon a certificate of the Transfer Agent and Registrar as to the execution and countersignature thereof.

          In such examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents, and, as to matters of fact, we have relied upon documents delivered to you at the closing and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or corporate documents of public officials and of officers and representatives of the Company. Unless the context otherwise requires, the terms used herein which are defined in the Form of Bid are used herein as so defined.

          We are members of the bar of the State of New Jersey and for purposes of this opinion do not hold ourselves out as experts on the laws of any jurisdictions other than the State of New Jersey and the United States of America.

          Based on the foregoing, we are of the opinion that:

          1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the state of New Jersey.

          2. A certificate of amendment amending the Company's certificate of incorporation and authorizing and establishing the terms of the Preferred Stock has been duly filed in the office of the Secretary of State of the State of New Jersey and is effective; the Preferred Stock has been duly and validly authorized, and, when issued and delivered and paid for by the Purchasers pursuant to the Form of Bid, will be validly issued, fully paid and non-assessable; and the certificates for the Preferred Stock are in valid and sufficient form.



          3. The Board of Regulatory Commissioners of the State of New Jersey has issued an appropriate order with respect to the issuance of the Preferred Stock, and such order is in full force and effect on the date hereof; such order is sufficient for, and no other approval or consent of any other governmental body (other than in connection or compliance with the provisions of the securities or "blue sky" laws of any jurisdiction, as to which we express no opinion) is legally required in connection with, the execution of the Form of Bid or the issuance of the Preferred Stock.

          4. The statements made in the Prospectus under the captions "Description of Preferred Stock" and "Supplemental Description of Preferred Stock" insofar as they purport to constitute summaries of the terms of the Preferred Stock, constitute accurate summaries of the terms of such Preferred Stock in all material respects.

          5. The Form of Bid has been duly authorized, executed and delivered by the Company.

          6. The Registration Statement, at the time it became effective, and the Prospectus, at its issue date (except in each case as to the financial statements and other financial or statistical data contained therein, upon which we do not pass), complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the documents or portions thereof filed with the Commission pursuant to the Exchange Act and incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 as of their respective dates of filing with the Commission, so complied with the Exchange Act and, in each case, the applicable instructions, rules and regulations of the Commission thereunder, or pursuant to said instructions, rules and regulations, are deemed to comply therewith; the Registration Statement is effective under the Securities Act, and, to the best of our knowledge, no proceedings for a stop order with respect thereto are pending or threatened under Section 8(d) of the Securities Act.

          All legal proceedings taken by the Company in connection with the authorization and delivery of the Preferred Stock are in form satisfactory to us, and the legal opinions, dated the date hereof, rendered to you by Walter
M. Braswell, Vice President, Secretary and General Counsel of the Company, and Winthrop, Stimson, Putnam & Roberts, counsel for the Company, pursuant to the Form of Bid, appear on their face to be appropriately responsive to the requirements of the Purchase Agreement.

          In so far as the opinions expressed herein relate to or are dependent upon the validity of certain actions taken before or by the Board of Regulatory Commissioners of the State of New Jersey, we have, with your permission, relied solely upon the opinion, dated the date hereof, rendered to you by Walter M. Braswell, Vice President, Secretary and General Counsel of the Company.

          In passing upon the form of Registration Statement and the form of the Prospectus, we necessarily assume the correctness and completeness of the statements made by the Company and information included therein and take no responsibility therefor, except insofar as such statements relate to us and as set forth in paragraph 4 above. In connection with the preparation of the Registration Statement and the Prospectus, we have had discussions with certain of the Company's officers and representatives, with special counsel to the Company and with Deloitte & Touche, the independent public accountants who audited certain of the financial statements incorporated by reference in the Registration Statement. Our examination of the Registration Statement and the Prospectus and our discussions did not cause us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at its issue date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not express any belief as to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus.


           This opinion is rendered to you in connection with the above described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon by or furnished to, any other person, firm or corporation without our prior written consent.

                              Very truly yours,


                              McCARTER & ENGLISH